Exhibit 5.1

December 1, 2016

Cloud Peak Energy Inc.

Cloud Peak Energy Resources LLC

Cloud Peak Energy Finance Corp.

505 S. Gillette Ave.

Gillette, Wyoming 82716

Ladies and Gentlemen:

We have acted as counsel for Cloud Peak Energy Inc., a Delaware corporation (the “Company”), Cloud Peak Energy Resources LLC, a Delaware limited liability company (“CPE Resources”), Cloud Peak Energy Finance Corp., a Delaware corporation (“Finance Corp.”), and certain other subsidiaries of the Company (each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) in connection with the preparation of a Registration Statement on Form S-3 filed on the date hereof and to which this opinion is being filed as an exhibit (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer from time to time, pursuant to Rule 415 under the Securities Act, of an indeterminate amount, in an aggregate offering price not to exceed $350,000,000, of:

(i)            shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”);

(ii)           shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”);

(iii)          debt securities of the Company, CPE Resources and/or Finance Corp., which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”);

(iv)          additional amounts of the existing 12.00% Senior Secured Second Lien Notes due 2021 (the “2021 Notes”) co-issued by CPE Resources and Finance Corp.;

(iv)          guarantees of the Debt Securities (“Debt Securities Guarantees”) and 2021 Notes (the “2021 Note Guarantees”, and together with the Debt Securities Guarantees, the “Guarantees”) by the Company and/or the Subsidiary Guarantors, as applicable;

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(v)           warrants for the purchase of Common Stock, Preferred Stock or Debt Securities (the “Warrants”);

(vi)          rights to purchase Common Stock, Preferred Stock, Debt Securities or other securities (the “Rights”);

(vii)         units consisting of one or more Debt Securities, shares of Common Stock or Preferred Stock, Warrants or any combination of such securities (the “Units”);

(viii)        depositary shares that each represent a fraction of a share of a particular series of Preferred Stock (the “Depositary Shares”);

(ix)          stock purchase contracts with respect to Common Stock or other securities (the “Stock Purchase Contracts”); and

(x)           units consisting of a Stock Purchase Contract and Debt Securities, Preferred Stock or Warrants (the “Stock Purchase Units,” and collectively with the Common Stock, Preferred Stock, Debt Securities, 2021 Notes, Guarantees, Warrants, Rights, Units, Depositary Shares and Stock Purchase Contracts, the “Securities”).

The Registration Statement contains two separate forms of prospectuses, the first to be used in connection with offerings of the Common Stock, Preferred Stock, Debt Securities, Debt Securities Guarantees, Warrants, Rights, Units, Depositary Shares and Stock Purchase Contracts (the “Base Prospectus”) and the second to be used in connection with offerings of the 2021 Notes and 2021 Note Guarantees (the “2021 Notes Prospectus”, and, together with the Base Prospectus, the “Prospectuses”).  The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the applicable Prospectus.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the forms of Senior Indenture, filed as exhibits to the Registration Statement (the “Senior Indentures”), (iii) the forms of Subordinated Indenture, filed as exhibits to the Registration Statement (the “Subordinated Indentures”, (iv) the Indenture, dated as of October 16, 2016, among CPE Resources, Finance Corp., the Company, the Subsidiary Guarantors named therein and Wilmington Trust, National Association (the “2021 Notes Indenture”, and together with the Senior Indentures and the Subordinated Indentures, the “Indentures”), (v) the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws, (vi) other formation and organizational documents, as applicable, of CPE Resources, Finance

Corp. and the Subsidiary Guarantors, and (vii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.  In addition, we reviewed such questions of law as we considered appropriate.

As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any post-effective amendments thereto, will have become effective and comply with all applicable laws; (v) one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; (vii) the applicable Senior Indenture or Subordinated Indenture, and any supplemental indenture relating to a particular series of Debt Securities or additional 2021 Notes to be issued under such Indenture, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (viii) any definitive warrant agreement, rights agreement, unit agreement or similar agreement with respect to the Warrants, the Rights, the Units, the Stock Purchase Contracts or the Stock Purchase Units, as the case may be, will be duly authorized, executed and delivered by the parties thereto; (ix) at the time of any offering or sale of any Common Stock and/or Preferred Stock, the Company shall have such number of shares of Common Stock and/or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance; (x) the form and terms of any Securities, the issuance, sale and delivery thereof by the Company, CPE Resources, Finance Corp. and the Subsidiary Guarantors, as applicable, and the incurrence and performance of their obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements of the Company, CPE Resources, Finance Corp. and the Subsidiary Guarantors, as applicable, or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon any of them, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity; (xi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (xii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon the foregoing, we are of the opinion that:

1.             With respect to Common Stock, when (i) the Company has taken all necessary action to approve the issuance and the terms of the offering thereof and related matters and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Company, for the consideration approved by the Company (not less than the par value of the Common Stock), the shares of Common Stock will be legally issued, fully paid and non-assessable.

2.             With respect to Preferred Stock, when (i) the Company has taken all necessary action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations, and relative rights thereof and the filing of a certificate of designations with respect to the series with the Secretary of State of the State of Delaware as required under Section 151 of the Delaware General Corporation Law (the “Certificate of Designations”) and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Company, for the consideration approved by the Company (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be legally issued, fully paid and non-assessable.

3.             With respect to Debt Securities and related Debt Securities Guarantees, when (i) the applicable Indenture relating to the Debt Securities and, if applicable, the related Debt

Securities Guarantees, has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company, CPE Resources, Finance Corp. and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and, if applicable, Debt Securities Guarantees, the terms of the offering thereof and related matters; (iii) the terms of such Debt Securities and, if applicable, Debt Securities Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, CPE Resources, Finance Corp. or the Subsidiary Guarantors, as applicable, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, CPE Resources, Finance Corp. or the Subsidiary Guarantors, as applicable, and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company, CPE Resources, Finance Corp. and the Subsidiary Guarantors, as applicable, upon payment of the consideration for such Debt Securities as provided therein, and issued and sold as contemplated in the Prospectus Supplement and Base Prospectus, such Debt Securities and, if applicable, the related Debt Securities Guarantees, will be legally issued and will constitute valid and legally binding obligations of the Company, CPE Resources, Finance Corp. and the Subsidiary Guarantors, as applicable, enforceable against the Company, CPE Resources, Finance Corp. and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.             With respect to additional 2021 Notes and related 2021 Note Guarantees, when (i) the 2021 Notes Indenture relating to the additional 2021 Notes and the related 2021 Note Guarantees, has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Company, CPE Resources, Finance Corp. and the Subsidiary Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of the additional 2021 Notes and 2021 Note Guarantees, the terms of the offering thereof and related matters; (iii) the terms of the additional 2021 Notes and 2021 Note Guarantees and of their issuance and sale have been duly established in conformity with the 2021 Notes Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, CPE Resources, Finance Corp. or the Subsidiary Guarantors, as applicable, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, CPE Resources, Finance Corp. or the Subsidiary Guarantors, as applicable, and

(iv) the additional 2021 Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the 2021 Notes Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company, CPE Resources, Finance Corp. and the Subsidiary Guarantors, as applicable, upon payment of the consideration for additional 2021 Notes as provided therein, and issued and sold as contemplated in the Prospectus Supplement and 2021 Notes Prospectus, the additional 2021 Notes and the related 2021 Note Guarantees will be legally issued and will constitute valid and legally binding obligations of the Company, CPE Resources, Finance Corp. and the Subsidiary Guarantors, enforceable against the Company, CPE Resources, Finance Corp. and the Subsidiary Guarantors, as applicable, in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

5.             With respect to Warrants, when (i) the Company has taken all necessary action to approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (ii) the certificates or other documents representing the Warrants have been executed, issued and delivered in accordance with the terms of any applicable warrant agreement or similar agreement and the applicable definitive purchase, underwriting or other agreement, upon payment of the consideration for such Warrants as provided therein, and issued and sold as contemplated in the Prospectus Supplement and Base Prospectus, such Warrants will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

6.             With respect to Rights, when (i) the Company has taken all necessary action to approve the issuance and terms of the Rights, the terms of the offering thereof and related matters and (ii) the Rights have been executed, issued and delivered in accordance with the terms of any applicable rights agreement or similar agreement, upon payment of the consideration for such Rights as provided therein, and issued and sold as contemplated in the Prospectus Supplement and Base Prospectus, such Rights will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’

rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

7.             With respect to Units, when (i) the Company has taken all necessary action to approve the issuance and the terms of the Units, the terms of the offering thereof and related matters and (ii) the certificates or other documents representing the Units have been executed, issued and delivered in accordance with the terms of any applicable unit agreement or similar agreement and the applicable definitive purchase, underwriting or similar agreement, upon payment of the consideration for such Units as provided therein, and issued and sold as contemplated in the Prospectus Supplement and Base Prospectus, such Units will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

8.             With respect to Depositary Shares, when (i) the Company has taken all necessary action to approve the issuance and the terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware; (ii) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (iii) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable depositary agreements; and (iv) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Company upon payment of the consideration therefor provided for therein, the Depositary Shares will be legally issued.

9.             With respect to Stock Purchase Contracts, when (i) the Company has taken all necessary action to approve the issuance and terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters and (ii) the Stock Purchase Contracts have been executed, issued and delivered in accordance with the terms of any applicable stock purchase contract agreement or similar agreement and the applicable definitive purchase, underwriting or other agreement, upon payment of the consideration for such Stock Purchase Contracts as provided therein, and issued and sold as contemplated in the Prospectus

Supplement and Base Prospectus, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

10.          With respect to Stock Purchase Units, when (i) the Company has taken all necessary action to approve the issuance and terms of the Stock Purchase Units, the terms of the offering thereof and related matters and (ii) the certificates or other documents representing the Stock Purchase Units have been executed, issued and delivered in accordance with the terms of any applicable stock purchase unit agreement or similar agreement and the applicable definitive purchase, underwriting or other agreement, upon payment of the consideration for such Stock Purchase Units as provided therein, and issued and sold as contemplated in the Prospectus Supplement and Base Prospectus, such Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

With respect to our opinions expressed above, as they relate to Debt Securities denominated in a currency other than U.S. dollars, we note that effective enforcement of a foreign currency claim in the New York State courts or the federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of such claim) be converted to U.S. dollars at the rate of exchange prevailing on a specified date. We express no opinion as to whether a federal court sitting in the State of New York would award a judgment in a currency other than U.S. dollars.

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws, (c) the validity or enforceability of provisions that limit the obligations of a guarantor based on the potential unenforceability, invalidity or voidability of a guarantee under any applicable law, including, without limitation, any state or federal fraudulent transfer or fraudulent conveyance laws, or (d) any provision relating to the creation, attachment, perfection or enforceability of any lien or security interest.

The foregoing opinions are limited in all respects to the Delaware Limited Liability Company Act and the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), the laws of the State of New York and the federal laws of the United States of America. We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign, or to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectuses forming parts of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.